Exhibit 99.1

N e w s R e l e a s e

QUICKSILVER RESOURCES INC.
801 Cherry Street
Fort Worth, TX 76102
www.qrinc.com

Quicksilver Announces Sale to Tokyo Gas of 25% Interest in Barnett Shale Assets

FORT WORTH, TEXAS (March 29, 2013) - Quicksilver Resources Inc. (NYSE: KWK) announced today that it has executed an agreement to sell an undivided 25% interest in its Barnett Shale oil and gas assets for US$485 million to TG Barnett Resources LP, a wholly-owned U.S. subsidiary of Tokyo Gas Co., Ltd.

Quicksilver will remain as operator of the assets. Future development spending will be shared in proportion to each party's working interest in accordance with applicable operating agreements.

The effective date of the transaction is September 1, 2012. Closing is expected to occur on April 30, 2013 and is subject to customary closing conditions.

Proceeds from the transaction are expected to reduce Quicksilver's debt.

“We are very pleased to have Tokyo Gas as a partner to develop the full potential of our Barnett Shale asset base,” said Glenn Darden, Quicksilver's president and CEO. “We look forward to a successful long-term relationship, which will benefit both of our companies.”

Quicksilver was advised by Jason Nye of OBV Group LLC, Prairie Bayou LLC, Credit Suisse Securities (USA) LLC and JP Morgan.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas, primarily from unconventional reservoirs including gas from shales and coal beds in North America. The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas; Craig, Colorado; Steamboat Springs, Colorado and Cut Bank, Montana. Quicksilver's Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.

About Tokyo Gas

Tokyo Gas Co., Ltd., headquartered in Tokyo, Japan, is Japan's largest provider of city gas, serving more than 10 million customers, primarily in the Tokyo metropolitan area and surrounding Kanto region. For more information about Tokyo Gas, visit www.tokyo-gas.co.jp/index_e.html.

Forward-Looking Statements
Certain statements contained in this press release and other materials we file with the SEC, or in other written or oral statements made or to be made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: changes in general economic conditions; fluctuations in natural gas, NGL and oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, NGL and oil reserves and predicting natural gas, NGL and oil reservoir performance; effects of hedging natural gas, NGL and oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; delays in construction of transportation pipelines and gathering, processing and treating facilities; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; failure or delay in completing strategic transactions; the effects of existing or future litigation; failure or delays in completing Quicksilver's proposed initial public offering of common units representing limited partner interests in a master limited partnership holding portions of our Barnett Shale assets; and additional factors described elsewhere in this press release.

This list of factors is not exhaustive, and new factors may emerge or changes to these factors may occur that would impact our business. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. All such risk factors are difficult to predict, and are subject to material uncertainties that may affect actual results and may be beyond our control. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.
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Investor & Media Contact:
David Erdman
(817) 665-4023

KWK 13-06